                                                                  EXHIBIT (C)(1)






       ===============================================================


                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                        STEAG ELECTRONIC SYSTEMS GMBH,


                          MIG ACQUISITION CORPORATION


                                      AND


                              AG ASSOCIATES, INC.




                         DATED AS OF JANUARY 18, 1999


       ================================================================

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
ARTICLE I.   THE OFFER......................................................     2

SECTION 1.1.   The Offer....................................................     2
SECTION 1.2.   Company Action...............................................     3
SECTION 1.3.   SEC Actions..................................................     3
SECTION 1.4.   Directors....................................................     5

ARTICLE II.  THE MERGER.....................................................     6

SECTION 2.1.   The Merger...................................................     6
SECTION 2.2.   Effect of the Merger.........................................     6
SECTION 2.3.   Consummation of the Merger...................................     6
SECTION 2.4.   Articles of Incorporation; Bylaws; Directors and Officers....     6
SECTION 2.5.   Effect on Securities.........................................     7
SECTION 2.6.   Company Stock Plans..........................................     7
SECTION 2.7.   Payment for Shares...........................................     8
SECTION 2.8.   Dissenting Shares............................................    10
SECTION 2.9.   Shareholders' Meeting........................................    10
SECTION 2.10.  Subsequent Actions...........................................    12

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................    12

SECTION 3.1.   Organization and Qualification; Subsidiaries.................    12
SECTION 3.2.   Charter Documents............................................    13
SECTION 3.3.   Capitalization...............................................    13
SECTION 3.4.   Authority....................................................    14
SECTION 3.5.   No Conflict; Required Filings and Consents...................    14
SECTION 3.6.   Compliance; Permits..........................................    16
SECTION 3.7.   SEC Reports; Financial Statements............................    16
SECTION 3.8.   Absence of Certain Changes or Events.........................    17
SECTION 3.9.   No Undisclosed Liabilities...................................    17
SECTION 3.10.  Absence of Litigation........................................    17
SECTION 3.11.  Employee Benefit Plans; Employment Agreements...............     17
SECTION 3.12.  Employment Matters...........................................    19
SECTION 3.13.  Information Supplied.........................................    19
SECTION 3.14.  Title to Property............................................    20
SECTION 3.15.  Taxes........................................................    20
SECTION 3.16.  Environmental Matters........................................    21
SECTION 3.17.  Brokers......................................................    21
SECTION 3.18.  Full Disclosure..............................................    22
SECTION 3.19.  Opinion of Financial Advisor.................................    22
SECTION 3.20.  Intellectual Property........................................    22

                                                                            Page
                                                                            ----
SECTION 3.21.  Interested Party Transactions................................ 23
SECTION 3.22.  Insurance.................................................... 23
SECTION 3.23.  Vote Required................................................ 23

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO............ 24

SECTION 4.1.   Organization and Qualification............................... 24
SECTION 4.2.   Authority.................................................... 24
SECTION 4.3.   Non-Contravention............................................ 25
SECTION 4.4.   Governmental Approvals....................................... 25
SECTION 4.5.   Brokers...................................................... 25
SECTION 4.6.   Financing.................................................... 25
SECTION 4.7.   Information Supplied......................................... 26

ARTICLE V.    CERTAIN COVENANTS............................................. 26

SECTION 5.1.   Conduct of the Company's Business............................ 26
SECTION 5.2.   Access to Information........................................ 28
SECTION 5.3.   Consents and Approvals; Further Assurances................... 29
SECTION 5.4.   Inquiries and Negotiations................................... 30
SECTION 5.5.   Notification of Certain Matters.............................. 31
SECTION 5.6.   FIRPTA Certificate........................................... 31
SECTION 5.7.   Employee Benefits............................................ 31

ARTICLE VI.   ADDITIONAL AGREEMENTS......................................... 31

SECTION 6.1.   Loan......................................................... 31
SECTION 6.2.   Options...................................................... 32
SECTION 6.3.   Proxy Statement.............................................. 33
SECTION 6.4.   Company Shareholders' Meeting................................ 33
SECTION 6.5.   Consents; Approvals.......................................... 33
SECTION 6.6.   Indemnification.............................................. 33

ARTICLE VII.  CONDITIONS TO THE MERGER...................................... 34

SECTION 7.1.   Conditions to Each Party's Obligation to Effect the Merger... 34
SECTION 7.2.   Conditions to Parent's and Newco's Obligation to Effect
                 the Merger................................................. 34

ARTICLE VIII. TERMINATION AND ABANDONMENT................................... 35

SECTION 8.1.   Termination and Abandonment.................................. 35
SECTION 8.2.   Effect of Termination........................................ 36

ARTICLE IX.   MISCELLANEOUS................................................. 37

SECTION 9.1.   Nonsurvival of Representations and Warranties................ 37

                                                                        PAGE
                                                                        ----
SECTION 9.2.   Expenses, Etc............................................. 37
SECTION 9.3.   Publicity................................................. 37
SECTION 9.4.   Execution in Counterparts................................. 37
SECTION 9.5.   Notices................................................... 37
SECTION 9.6.   Waivers................................................... 38
SECTION 9.7.   Entire Agreement.......................................... 39
SECTION 9.8.   Applicable Law............................................ 39
SECTION 9.9.   Specific Performance...................................... 39
SECTION 9.10.  Binding Effect, Benefits.................................. 39
SECTION 9.11.  Assignability............................................. 40
SECTION 9.12.  Amendments................................................ 40
SECTION 9.13.  Headings.................................................. 40
SECTION 9.14.  Mutual Drafting........................................... 40

ANNEX I      Defined Terms
ANNEX II     Conditions to the Offer
EXHIBIT A    Form of Voting Agreements
EXHIBIT B    Form of Stock Option Agreement
EXHIBIT C    Form of Common Stock Option

                         AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of
                                                 ---------
January 18, 1999, is entered into by and among STEAG Electronic Systems GmbH, a German business entity ("Parent"), MIG Acquisition Corporation, a Delaware
                         ------
corporation and a wholly-owned subsidiary of Parent ("Newco"), and AG
                                                      -----
Associates, Inc., a California corporation (the "Company" and, collectively with
                                                 -------
Parent and Newco, the "Parties"). The Company and Newco are hereinafter
                       -------
sometimes referred to as the "Constituent Corporations." Certain capitalized
                              ------------------------
terms used herein are defined in Annex I hereto.

         WHEREAS, Parent, Newco and the Company have each approved, upon the terms and subject to the conditions hereinafter provided (including approval by the FCO pursuant to the AARC), the acquisition of the Company by Newco pursuant to a tender offer (the "Offer") by Newco for all the issued and outstanding
                        -----
shares (the "Shares") of Common Stock, no par value ("Company Common Stock"), of
             ------                                   --------------------
the Company, followed by a merger (the "Merger") of Newco with and into the
                                        ------
Company, with the Company as the surviving corporation, and all other transactions contemplated by this Agreement (such acquisition, Offer, Merger and other transactions, collectively the "Transactions");
                                      ------------

         WHEREAS, concurrently herewith Parent has entered into voting agreements, a form of which is attached hereto as Exhibit A ( the "Voting
                                                                   ------
Agreements"), with the following holders of capital stock of the Company: the
----------
Company's Chief Executive Officer, his spouse, Bank Poalim Investments Ltd., Canon Sales Co., Inc. ("Canon") and Clal Electronics Industries Ltd., pursuant
                        -----
to which such holders have, among other things, agreed to tender their Company Common Stock pursuant to the Offer and, if required, vote their shares of Company capital stock in favor of the Merger and have granted Parent irrevocable proxies to vote such shares in such manner;

         WHEREAS, as an inducement to Parent to enter into this Agreement, Parent, Newco and the Company have entered into a Stock Option Agreement (the "Stock Option Agreement"), a form of which is attached hereto as Exhibit B,
 ----------------------
pursuant to which the Company has granted to Newco an option to purchase newly issued shares of Company Common Stock under certain circumstances; and

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the Parties hereby agree as follows:

                                  ARTICLE I.

                                   THE OFFER

SECTION 1.1.  THE OFFER.

     (a) Offer. Parent shall cause Newco, as promptly as reasonably practicable
         -----
after the date hereof, but in no event later than five (5) U.S. Business Days following the public announcement of the terms of this Agreement, to commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer to purchase any and all of the issued and outstanding shares (the "Shares") of Company
                                                       ------
Common Stock (other than those Shares currently owned by Newco or Parent) at a price of $5.50 per Share, net to the seller in cash, without interest, (or at such higher price as Newco elects to offer) (the "Offer Price"), but subject to
                                                  -----------
any withholding required by law, provided, that Newco shall not be required to
                                 --------
commence the Offer if an event shall have occurred that, had the Offer already been commenced, would give rise to a right to terminate the Offer under any of the conditions set forth in Annex II hereto. The Offer shall have a scheduled expiration date not less than twenty (20) U.S. Business Days following the commencement thereof. The obligation of Parent and Newco to accept and pay for Shares tendered shall be subject to the condition that there shall be validly tendered prior to the expiration date of the Offer and not withdrawn a number of Shares which, when added to the Shares owned by Parent, represent at least 90% of the Shares issued and outstanding on a fully diluted basis (the "Minimum
                                                                    -------
Condition") and to the other conditions set forth in Annex II. Parent and Newco
---------
expressly reserve the right to waive the Minimum Condition or any of the other conditions to the Offer, to increase the price per Share payable in the Offer and to make any other change or changes in the terms or conditions of the Offer, including without limitation extending the expiration date, provided, that no
                                                            --------
change may be made that changes the form of consideration to be paid or decreases the price per Share or the number of Shares sought in the Offer or which imposes conditions to the Offer in addition to those set forth in Annex II.

     (b) Waiver of Minimum Condition. Notwithstanding any other provision
         ---------------------------
contained herein, including, without limitation, Section 1.1(a), in the event the Minimum Condition is not satisfied on any scheduled expiration date of the Offer, Newco may either (x) extend the Offer pursuant to Section 1.1(a) or (y) amend the Offer to provide that, in the event (i) the Minimum Condition is not satisfied at the next scheduled expiration date of the Offer (after giving effect to the issuance of any shares of Company Common Stock theretofore issued under the Stock Option Agreement) and (ii) the number of shares of Company Common Stock tendered pursuant to the Offer and not withdrawn as of such next scheduled expiration date is more than 50% of the then outstanding shares of Company Common Stock, Newco must waive the Minimum Condition and amend the Offer to reduce the number of shares of Company Common Stock subject to the Offer to 49.9% of the shares of Company Common Stock then outstanding (the "Revised
                                                                   -------
Minimum Number") and, if a greater number of shares is tendered into the Offer
--------------
and not withdrawn, purchase, on a pro rata basis, the Revised Minimum Number of shares (it being understood that Newco shall not in any event be required to accept for payment, or pay for, any shares of Company Common Stock if less than the Revised Minimum Number of shares are tendered pursuant to the Offer and not withdrawn at the expiration date).

     (c) Acceptance and Payment. Newco shall, on the terms and subject to the
         ----------------------
prior satisfaction or waiver of the conditions of the Offer, accept for payment Shares validly tendered within five (5) Business Days after such satisfaction or waiver of all conditions of the Offer, and pay for accepted Shares as promptly thereafter as reasonably practicable.


SECTION 1.2.  COMPANY ACTION.

     (a) Board of Directors. The Company hereby approves and consents to the
         ------------------
Offer and represents that its Board of Directors, at a meeting duly called and held (the "Company Board"), has (i) determined that this Agreement, the Common
           -------------
Stock Option, the Stock Option Agreement and the Transactions, including the Offer and the Merger, are fair to and in the best interest of the Company's shareholders, (ii) approved this Agreement, the Common Stock Option, the Stock Option Agreement and the Transactions, including the Offer and the Merger, which approval satisfies in full the requirements of the California General Corporation Law (the "CGCL") including, without limitation, Section 1101
                      ----
thereof, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of the Merger and the provisions relating to the Merger in this Agreement by its shareholders. The Company represents that it has been advised that all of the directors on the Company Board and all of the executive officers intend to tender their Shares pursuant to the Offer.

     (b) Stockholder Lists; Other Assistance. The Company will promptly, and in
         -----------------------------------
any event within three (3) Business Days after the execution of this Agreement, furnish, or cause its transfer agent to furnish, Newco with a list of its shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case which, to the Company's best knowledge, are true and correct as of a recent date, and will provide, or cause its transfer agent to provide, to Newco such additional information (including, without limitation, updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Parent or Newco or any of their respective agents may reasonably request in connection with the Offer and Merger.

SECTION 1.3.    SEC ACTIONS.

     (a) Schedule 14D-1. On the date of commencement of the Offer, Parent and
         --------------
Newco shall file with the Securities and Exchange Commission ("SEC") a Tender
                                                               ---
Offer Statement on Schedule 14D-1 with respect to the Offer (including all supplements and amendments thereto, the "Schedule 14D-1"), which shall contain
                                         --------------
an offer to purchase, a related letter of transmittal and summary advertisement (such Schedule 14D-1 and all other documents required to be filed by Parent and Newco with the SEC in connection with the Transactions, are collectively referred to as the "Offer Documents").
                    ---------------

     (b) Schedule 14D-9. Concurrently with the filing of the Schedule 14D-1, the
         --------------
Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (including all supplements and amendments thereto, the "Schedule
                                                                       --------
14D-9"), which shall reflect the recommendations of the Company Board referred
-----
to in Section 1.2(a).

     (c)   Action by Parties.
           -----------------

     (i) Parent and Newco will take all steps necessary to ensure that the Offer Documents, and the Company will take all steps necessary to ensure that the Schedule 14D-9 and all other documents required to be filed by the Company with the SEC in connection with the Transactions (collectively, the "Company
                                                                     -------
Disclosure Documents"), comply or complies in all material respects with the
--------------------
provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that Parent and Newco make no
                           --------
representation with respect to information furnished by the Company for inclusion in the Offer Documents and that the Company makes no representation with respect to information furnished by Parent or Newco for inclusion in the Company Disclosure Documents.

     (ii) The Company represents and warrants to Parent and Newco that the information with respect to the Company or any Subsidiary that (A) the Company or any Subsidiary furnishes to Parent in writing specifically for inclusion in the Offer Documents, (B) is incorporated in the Offer Documents by reference to any of the SEC Reports or (C) is set forth in the Company Disclosure Documents (other than any information set forth in the Company Disclosure Documents that is furnished by Parent or Newco for inclusion therein), will not, at the time of the filing of the Offer Documents, at the time of any distribution thereof and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Newco jointly and severally represent to the Company that the information with respect to Parent and Newco that (X) Parent or Newco furnishes to the Company in writing specifically for inclusion in the Company Disclosure Documents, (Y) is incorporated in the Company Disclosure Documents by reference to any of the Offer Documents (other than any information set forth in any of the Offer Documents that is furnished by the Company or any Subsidiary for inclusion therein), or (Z) is set forth in the Schedule 14D-1 (other than any information set forth in the Schedule 14D-1 that is furnished by the Company or any Subsidiary for inclusion therein), will not, at the time of the filing of the Offer Documents, at the time of any distribution thereof and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Newco, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents and the Company Disclosure Documents, as the case may be, if and to the extent that it shall have become false and misleading in any material respect.

     (iii) Each of Parent and Newco will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Company Disclosure Documents, in each case including all amendments thereto, to be filed with the SEC and to be disseminated to holders of the Shares as and to the extent required by applicable federal securities laws.

     (iv) Each of the Company, on the one hand, and Parent and Newco on the other hand, will give the other, and their respective counsel, the opportunity to review and provide comments with respect to the Company Disclosure Documents and the Offer Documents, as the case may be, before they are filed with the SEC, in each case including all amendments thereto. In addition, each Party will provide the other Parties and their counsel with any comments, whether written or oral, which it may receive from time to time from the SEC or its staff with respect to the Company Disclosure Documents or the Offer Documents promptly after the receipt of such comments.

SECTION 1.4.  DIRECTORS.

     (a)  Entitlement. Effective upon the purchase by Newco of such number of
          -----------
Shares as shall constitute satisfaction of the Minimum Condition or the Revised Minimum Number, as the case may be, Newco shall be entitled, at its option, to designate the number of directors, rounded up to the next whole number, on the Company Board for the period following such purchase (the "Post-Acceptance
                                                           ---------------
Board") that equals the product of (i) the total number of directors on the
-----
Post-Acceptance Board (giving effect to the election of any additional directors and/or the resignation of any existing directors pursuant to this Section) and
(ii) the percentage that the number of Shares owned by Newco (including Shares accepted for payment) and Parent bears to the total number of Shares issued and outstanding, and the Company shall take all action necessary to cause Newco's designees to be elected or appointed to the Post-Acceptance Board, including, without limitation, increasing the number of directors and seeking and accepting resignations of incumbent directors. The Company will use its best efforts to cause individuals designated by Newco as provided in the previous sentence to constitute the same percentage as such individuals represent on the Post-Acceptance Board of (A) each committee of such Board (other than any committee of such Board established to take action under this Agreement), (B) each board of directors of each Subsidiary and (C) each committee of each such board. Notwithstanding the foregoing, at all times prior to the Effective Time the Post-Acceptance Board shall include at least two (2) directors in office as of the date hereof who are not employees of the Company or any of its Subsidiaries or affiliates of Parent or Newco (any such director remaining in office being a "Continuing Director"). The provisions of this Section 1.4(a) are in addition to
 -------------------
and shall not limit any rights which Parent or Newco or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

     (b)  Company Actions. Upon any request by Newco following the purchase by
          ---------------
Newco of such number of Shares as shall constitute satisfaction of the Minimum Condition or the Revised Minimum Number, as the case may be, the Company shall promptly take all actions required in order to fulfill its obligations under this Section, including without limitation, in the case of satisfaction of the Minimum Condition, all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, which shall include without limitation filing with the Commission and transmitting to the record shareholders of the Company such information with respect to the Company and its officers and directors and Newco's designees as is necessary to enable Newco's designees to be elected to the Post-Acceptance Board. Parent or Newco will supply to the Company any information with respect to itself and such nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1, and Parent and Newco jointly and severally represent to the Company that such information will not, at the time of the filing with the SEC of any document required to be filed pursuant to this Section 1.4(b), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they were made, are not misleading.


                                  ARTICLE II.

                                  THE MERGER

SECTION 2.1.  THE MERGER.

         As promptly as reasonably practicable after consummation of the Offer, subject to the terms and conditions of this Agreement, at the Effective Time, as defined below, in accordance with this Agreement, CGCL and the Delaware General Corporation Law (the "DGCL"), Newco shall, pursuant to the Merger be merged with
                      ----
and into the Company, the separate existence of Newco (except as it may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").
                                ---------------------

SECTION 2.2.  EFFECT OF THE MERGER.

         Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to and assume all the rights and obligations of the Company and Newco in accordance with the CGCL, and the Merger shall otherwise have the effects set forth in Section 1107 of the CGCL and Section 252 of the DGCL.

SECTION 2.3.  CONSUMMATION OF THE MERGER.

         The closing of the Merger (the "Closing") will take place as soon as
                                         -------
practicable after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that
                                                                  --------
this Agreement has not been terminated previously, at the offices of Morrison & Foerster LLP, San Francisco, California, or such other location as the Parties may agree. On the date of the Closing, the Parties will cause the Merger to be consummated by filing (i) with the Secretary of State of the State of California a properly executed agreement of merger in accordance with the CGCL and (ii) with the Secretary of State of the State of Delaware a properly executed certificate of merger in accordance with the DGCL, each of which shall be effective upon filing or on such later date as may be specified therein (the time of such effectiveness being the "Effective Time").
                                      --------------

SECTION 2.4.  ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of Newco in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and as provided by the CGCL. The Bylaws of Newco in effect at the

Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and the Articles of Incorporation of the Surviving Corporation and as provided by the CGCL. From and after the Effective Time and until their respective successors are duly elected or appointed and qualified, (a) the directors of Newco at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Newco at the Effective Time shall be the officers of the Surviving Corporation.

SECTION 2.5.  EFFECT ON SECURITIES.

         By virtue of the Merger and without any action on the part of either Constituent Corporation or any holder of the capital stock thereof, at the Effective Time:

     (a) Each share of common stock, $1.00 par value per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation;

     (b) Each Share that is held in the treasury of the Company or by any Subsidiary immediately prior to the Effective Time shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

     (c) Each Share issued and outstanding immediately prior to the Effective Time and registered in the name of Parent or Newco shall not be converted but shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor; and

     (d) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares referred to in Section 2.5(b) or 2.5(c) above and Dissenting Shares (which are to be treated in accordance with
         Section 2.8)) shall be converted into the right to receive, upon surrender of the certificate formerly representing such Share, in the manner provided below, an amount in cash, without interest, equal to the Offer Price or any higher price paid for each Share in the Offer (the "Merger Consideration"). As of the Effective Time, each such
               --------------------
         remaining Share shall no longer be issued and outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

SECTION 2.6.  COMPANY STOCK PLANS.

         The options granted pursuant to the Company's 1994 Directors Stock Option Plan shall vest automatically at the Effective Time and, if not exercised at such time, will terminate thereupon. Prior to the Effective Time, the Company and each employee identified on Schedule 2.6 (each, a "Holder") shall enter into
                                                       ------
a written agreement in form reasonably satisfactory to Parent and Company pursuant to which each Holder shall agree to terminate and cancel all outstanding options issued pursuant to the Company's 1993 Employee Stock Option Plan (the "Existing Option Plan") as of the Closing Date. In consideration of
           --------------------
such surrender and
cancellation of options by Holders, on the date which is twelve months following the Effective Time (the "Payment Date"), each Holder employed by the Company on
                         ------------
the Payment Date shall receive a cash bonus equal to the product of (i) the number of vested options (using monthly vesting) to purchase Company Common Stock held by Holder pursuant to the Existing Option Plan as of the Effective Time times (ii) the difference between $10.00 per share of Company Common Stock and the exercise price per share to purchase Company Common Stock of such options; provided, however, that the aggregate amount the Company or the
         --------  -------
Surviving Corporation agrees to pay as of the Effective Time shall not exceed $2,040,000. If the aggregate amount payable by the Company or the Surviving Corporation exceeds $2,040,000, any such cash bonus payable to a Holder shall be reduced pro rata to the extent of any such excess. Any consideration payable hereunder shall be subject to all tax withholdings as required by Applicable Law, which shall be deducted from the amount of the consideration payable to Holder. The Company shall take all other actions it deems appropriate to cause all outstanding options to be terminated and canceled as of or prior to the Effective Time.

SECTION 2.7.  PAYMENT FOR SHARES.

     (a) Paying Agent. Prior to the Effective Time, Parent shall designate a
         ------------
bank or trust company to act as paying agent (the "Paying Agent") for the
                                                   ------------
purpose of exchanging certificates representing issued and outstanding Shares (each, a "Certificate") for the Merger Consideration. Parent or Newco shall,
          -----------
from time to time, make available or cause to be made available to the Paying Agent funds in such amounts and at times necessary for the payment of the Merger Consideration in the manner provided herein. The Paying Agent shall invest portions of the Merger Consideration as Parent directs (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be the property of, and shall be turned over to, Parent), provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of US$100 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise).

     (b) Letter of Transmittal. Promptly after the Effective Time, the Surviving
         ---------------------
Corporation shall instruct the Paying Agent to mail to each holder of record of one or more Shares, (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and which shall have such other provisions as Parent shall specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

     (c) Entitlement of Shares. Upon surrender of a Certificate for cancellation
         ---------------------
to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of Shares previously represented by such Certificates, after giving effect to any withholding tax required by Applicable Law, and the Certificates so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration.

     (d) Payments to Other Persons. If Merger Consideration is to be paid to any
         -------------------------
person other than the person in whose name the Certificates for Shares surrendered for conversion are registered, it shall be a condition of the payment that such Certificates be properly endorsed and the signatures thereon properly guaranteed and otherwise in proper form for transfer and that the person requesting such payment shall have paid to the Paying Agent any transfer or other taxes required by reason of the delivery of Merger Consideration to a person other than the registered holder of such Certificate, or shall have established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

     (e) Termination. Any portion of the exchange funds held by the Paying Agent
         -----------
for delivery pursuant to this Section 2.7 and unclaimed at the end of six months after the Effective Time shall be paid or delivered to the Surviving Corporation, upon demand, and any holders of Certificates who have not theretofore complied with this Section 2.7 shall, subject to Applicable Law, thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of Shares. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of Shares for any amount paid to any Governmental Authority pursuant to any applicable abandoned property, escheat or similar law. Any amounts unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority) shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

     (f) Stock Transfer Books; No Further Ownership Rights. At and after the
         -------------------------------------------------
Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares issued and outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by Applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Paying Agent for any reason, they shall be canceled and exchanged for the Merger Consideration as provided in this Section 2.7.

SECTION 2.8.  DISSENTING SHARES.

     (a) Notwithstanding any provisions of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised such holder's dissenters' rights in accordance with the CGCL and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting
                                                                      ----------
Shares"), shall not be converted into or represent a right to receive the Merger
------
Consideration, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by the CGCL.

     (b) Notwithstanding the provisions of subsection (a) above, if any holder of shares of Company Common Stock who demands dissenters' rights with respect to such shares shall effectively withdraw or lose (through the failure to perfect or otherwise) such holder's dissenters' rights under the CGCL, then, as of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration upon surrender of the applicable Certificate(s) as provided herein.

     (c) The Company shall give Parent (i) prompt written notice of any written demands for payment with respect to any shares of Company Common Stock pursuant to dissenters' rights, and any withdrawals of such demands or losses of such rights, and any other instruments served pursuant to the CGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenters' rights. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to demands for dissenters' rights or offer to settle or settle any such demands.

     (d) If Parent is not required under the CGCL to obtain the approval of the other shareholders of the Company in order to effect the Merger and effects the Merger without holding a meeting of the shareholders, then, prior to consummating the Merger, Parent will provide notice, as required by the CGCL, that the Merger will become effective on or after a specified date and that shareholders are entitled to exercise their dissenters' rights.

SECTION 2.9.  SHAREHOLDERS' MEETING.

     (a) Special Meeting and Proxy Statement. If required by Applicable Law in
         -----------------------------------
order to consummate the Merger, the Company, acting through the Post-Acceptance Board, shall, in accordance with Applicable Law:

     (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting"), as promptly as practicable following
                       ---------------
the acceptance for payment and purchase of Shares by Newco pursuant to the Offer, for the purpose of considering and taking action upon the approval of the Merger and this Agreement;

     (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement, and use its best efforts
(x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement, (y) to cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy
                                                                           -----
Statement"), to be mailed to its shareholders, provided, that the Company (1)
---------                                      --------
will promptly notify Parent of its receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements of the Proxy Statement or for additional information; (2) will promptly provide Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger and (3) will not amend or supplement the Proxy Statement without first consulting with and obtaining the approval of Parent and its counsel, and (z) to obtain the necessary approvals of the Merger and this Agreement by its shareholders to the extent required by the CGCL;

         (iii) prepare and revise the Proxy Statement so that, at the date mailed to Company shareholders and at the time of the Special Meeting, the Proxy Statement will (x) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they are made, are not misleading (except that the Company shall not be responsible under this clause (iii) with respect to statements made therein based on information supplied by Parent or Newco expressly for inclusion in the Proxy Statement), and (y) comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder;

         (iv) subject to the fiduciary obligations of the Company Board under Applicable Law as advised in writing by counsel to the Company Board, include in the Proxy Statement the recommendation of such Board that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

         (v) without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to Section 2.9(a)(i) shall not be affected by (1) the commencement, public proposal, public disclosure or communication to the Company of any Alternative Transaction (as hereinafter defined) or (2) any withdrawal or modification by the Company Board of its approval or recommendation of the Merger or this Agreement.

         (b)   Parent Information. Parent shall furnish to the Company such
               ------------------
information concerning itself and Newco, for inclusion in the Proxy Statement, as may be requested by the Company and required to be included in the Proxy Statement. Parent and Newco jointly and severally represent to the Company that such information provided in writing expressly for inclusion in the Proxy Statement will not, at the date the Proxy Statement is mailed to Company shareholders and (including any corrections or modifications made by Parent or Newco to such information) at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they were made, are not misleading.

         (c)   Merger Without Meeting of Shareholders. Notwithstanding the
               --------------------------------------
foregoing, in the event that Parent or Newco shall acquire at least 90% of the issued and outstanding Shares, the Parties agree, at the request of Parent, to take all appropriate and necessary action to cause the Merger to become effective as soon as practicable after the expiration or termination of the Offer, without a meeting of shareholders of the Company, in accordance with
Section 1110 of the CGCL.

SECTION 2.10.  SUBSEQUENT ACTIONS.

     If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement and the Stock Option Agreement, the officers and directors of the Surviving Corporation are hereby authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                 ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Newco that, except as set forth in the written Company Disclosure Schedule previously delivered by the Company to Parent:

SECTION 3.1.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it
             ---------
purports to own and to carry on its business as it is now being conducted, except where the failure to have any such power, authority or Approvals individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect. Set forth in Section 3.1 of the Company Disclosure Schedule are the number of shares of capital stock of the Israeli Affiliate owned by the Company and the percentage such shares represent of the total number of outstanding shares of the Israeli Affiliate.

     (b) Rapro Technology, Inc., a Delaware Corporation ("Rapro"), and A.G.
                                                          -----
Associates Foreign Sales Corporation, a Barbados corporation ("FSC"), are the
                                                               ---
Company's only

Subsidiaries. Each of the Subsidiaries is wholly-owned by the Company and is a duly organized and validly existing corporation under the laws of the jurisdiction in which it was organized. To the knowledge of the Company, the Israeli Affiliate is duly organized and validly existing under the laws of the jurisdiction in which it was organized. Rapro is not a party to any executory contracts and FSC is not a party to any contracts other than organizational sales agreements with the Company.


SECTION 3.2.  CHARTER DOCUMENTS.

         The Company has heretofore furnished to Parent a complete and correct copy of the Company's Articles of Incorporation and Bylaws, Rapro's Certificate of Incorporation and Bylaws and FSC's charter documents as in effect on the date hereof. Each such charter document is in full force and effect. None of the Company, Rapro or FSC is in material violation of its respective charter documents.

SECTION 3.1.  CAPITALIZATION.

         The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value per share ("Company Preferred Stock"). As of November 30, 1998, (i)
                  -----------------------
6,202,743 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held in the Company's treasury or by any Subsidiary,
(iii) no shares of Company Preferred Stock were issued and outstanding and (iv) 1,009,900 shares of Company Common Stock were reserved for future issuance pursuant to outstanding options granted pursuant to the Company's 1993 Employee Stock Option Plan and 1994 Directors Stock Option Plan (the "Company Option
                                                             --------------
Plans"). Except as set forth in Section 3.3 of the Company Disclosure Schedule,
-----
no shares of Company Common Stock have been issued between November 30, 1998 and the date hereof, except pursuant to options outstanding as of such date. Except as set forth in Section 3.3 or Section 3.11 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character granted by the Company relating to unissued shares of the Company or of any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of, or other equity interests in, the Company or any Subsidiary. All shares of Company Common Stock subject to issuance under the Company Option Plans, as aforesaid, upon issuance on the terms and conditions specified in the applicable plan, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or of any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the shares of any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. None of the options, warrants, rights, agreements, arrangements or commitments identified in Section 3.3 or
3.11 of the Company Disclosure Schedule provide that, absent action by the Company Board or a committee thereof, upon exercise or conversion the holder thereof shall receive cash, and no such action of the Company Board or a committee thereof has been taken. Except as set forth in Section 3.3 of the Company Disclosure Schedule, all of the outstanding shares of each Subsidiary (and all shares to be issued prior to the Effective Time)
and all of the shares of the Israeli Affiliate held by the Company are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens").
                                                               -----
SECTION 3.4.  AUTHORITY.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Stock Option Agreement and such other agreements and documents as may be contemplated by this Agreement and subject to obtaining any necessary shareholder approval of this Agreement (to the extent required under the CGCL), to perform its obligations hereunder and to consummate the Transactions. This Agreement, the Common Stock Option and the Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Newco, constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding therefor may be brought.

     (b) The Company Board has determined that it is advisable and in the best interest of the Company's shareholders for the Company to enter into the Transactions with Parent and Newco upon the terms and subject to the conditions of this Agreement.

SECTION 3.5.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) Section 3.5(a) of the Company Disclosure Schedule includes a list of all of the material agreements and instruments to which the Company currently is party or by which the Company currently is bound that either (i) have been or were required to be filed as an exhibit to the Company's periodic reports under the Exchange Act as "material contracts" or "instruments defining the rights of security holders," (ii) were entered into by the Company after the date of the periodic report most recently filed by the Company under the Exchange Act or
(iii) relate to any joint ventures or joint development projects involving the Company, non-competition agreements, distribution agreements, the Israeli Affiliate or employment or termination of employment of any executive officers of the Company (collectively, the "Material Contracts"). The Company has made
                                   ------------------
available to Parent true, correct and complete copies in all material respects of each Material Contract. There are no material agreements to which Rapro or FSC currently is a party or by which Rapro or FSC currently is bound which has been or is required to be filed as an exhibit to the Company's periodic reports under the Exchange Act.

     (b) Except as set forth in Section 3.5(b) of the Company Disclosure Schedule, (i) the Company has not breached, is not in default under and has not received written notice of any breach of or default under any Material Contract, except for any such breach or default which is not reasonably expected to have a Material Adverse Effect, (ii) to the best knowledge of the Company, no other party to any of the Material Contracts has breached or is in default of any of its obligations thereunder, except for any such breach or default which is not reasonably expected to have a Material Adverse Effect and (iii) to the knowledge of the Company, each of the Material Contracts is in full force and effect.

     (c) Except as set forth in Section 3.5(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement, the Common Stock Option and the Stock Option Agreement by the Company does not, and the performance of this Agreement, the Common Stock Option and the Stock Option Agreement by the Company will not, and the consummation of the Transactions will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company,
(ii) conflict with or violate any Applicable Law relating to the Company, or by which any of its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or, to the best knowledge of the Company, the Israeli Affiliate and the pursuant to any Material Contract, except for any conflicts, violations, breaches, defaults or other occurrences described in clauses (ii) or
(iii) of this paragraph (c) that are not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

     (d) The execution and delivery of this Agreement, the Common Stock Option and the Stock Option Agreement by the Company does not, and the performance of this Agreement, the Common Stock Option and the Stock Option Agreement by the Company will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the rules of the National Association of Securities Dealers ("NASD"), and state
                                                          ----
securities laws ("Blue Sky Laws"), (ii) the pre-merger notification requirements
                  -------------
of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the waiting period thereunder,
 -------
(iii) the rules and regulations thereunder, and the filing and recordation of appropriate documents relating to the Merger as required by the CGCL, (iv) the
Schedule 14D-9, (v) a Proxy Statement relating to any required approval by the Company's shareholders of this Agreement, (vi) shareholder approval of the Merger, if required by the CGCL, and the filing of the appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (vii) the filing of reports with the U.S. Department of Commerce regarding foreign direct investment in the United States, (viii) notification under the German Law Against Restraints of Competition (the "AARC") and the
                                                             ----
approval of the German Federal Cartel Office (the "FCO") thereunder and any
                                                   ---
filings or notifications under other similar laws throughout the world and (ix) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, the Common Stock Option or the Stock Option Agreement and is not reasonably expected to have a Material Adverse Effect.

SECTION 3.6.  COMPLIANCE; PERMITS.

     (a) Except as set forth in Section 3.6 of the Company Disclosure Schedule, the Company, Rapro, FSC and, to the best knowledge of the Company, the Israeli Affiliate holds all permits, licenses, franchises, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its Subsidiaries taken as a whole or the Israeli Affiliate, as the case may be, as it is now being conducted, except where failure to obtain any of the aforementioned is not reasonably expected to have a Material Adverse Effect on such entity (collectively, the "Company Permits"). The Company, Rapro, FSC and,
                                ---------------
to the best knowledge of the Company, the Israeli Affiliate are in compliance with the terms of the Company Permits.

     (b) Except as set forth in Section 3.6 of the Company Disclosure Schedule, the Company, Rapro, FSC and, to the best knowledge of the Company, the Israeli Affiliate are not in conflict with, or in default or violation of any Applicable Law relating to the Company, Rapro, FSC or the Israeli Affiliate, as the case may be, or by which their properties are bound or affected other than any such conflict, default or violation which is not reasonably expected to have a Material Adverse Effect on such entity.

SECTION 3.7.  SEC REPORTS; FINANCIAL STATEMENTS.

     (a) The Company has filed all forms, reports and documents required to be filed with the SEC since its initial public offering on May 16, 1995 and has made available to Parent (i) its quarterly report on Form 10-Q for the period ended June 30, 1998 and its annual report on Form 10-K for the fiscal years ended September 30, 1995, 1996 and 1997, respectively, (ii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since its initial public offering, (iii) all other reports or registration statements filed by the Company with the SEC since May 16, 1995, and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "SEC Reports"). The Company has
                                                -----------
also made available to Parent the most recent draft of its annual report on Form 10-K for the fiscal year ended September 30, 1998. The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a
                                                           ----
consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and shareholder equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

SECTION 3.8.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Since September 30, 1998, except as set forth in Section 3.8 of the Company Disclosure Schedule or the SEC Reports, the Company has conducted its business in the ordinary course and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Articles of Incorporation or Bylaws of the Company; (c) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) which damages, destruction or loss is reasonably expected to have a Material Adverse Effect; (d) any change by the Company in its accounting methods, principles or practices; (e) any revaluation of any of the Company's assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;
(f) any other action or event that would have required the consent of Parent pursuant to Section 5.1 had such action or event occurred after the date of this Agreement; or (g) any sale, pledge, disposition of or encumbrance upon a material amount of property of the Company, except in the ordinary course of business and consistent with past practice.

SECTION 3.9.  NO UNDISCLOSED LIABILITIES.

         Except as is disclosed in Section 3.9 of the Company Disclosure Schedule or the SEC Reports, neither the Company nor any Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Company and its Subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) for the fiscal year ended September 30, 1998 (the "1998 Company
                                                                  ------------
Balance Sheet"); or (b) incurred in the ordinary course of business and not
-------------
required under GAAP to be reflected on the 1998 Company Balance Sheet and liabilities incurred in connection with this Agreement.

SECTION 3.10. ABSENCE OF LITIGATION.

         Except as set forth in Section 3.10 of the Company Disclosure Schedule or the SEC Reports, (a) there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or the Israeli Affiliate, or any properties or rights of the Company or the Israeli Affiliate, as the case may be, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign and (b) there is no judgment, decree, injunction, rule or order of any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, outstanding against the Company, Rapro, FSC or, to the best knowledge of the Company, the Israeli Affiliate.

SECTION 3.11. EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS.

         (a) Section 3.11 of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA")) and all bonus, stock option, stock purchase, incentive,
          -----
deferred compensation, supplemental retirement superannuated, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment or executive compensation or severance agreements for the benefit of or relating to any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (a "Company ERISA Affiliate"),
                                                      -----------------------
as well as each plan with respect to which the Company or a Company ERISA Affiliate could incur liability under applicable law (if such plan has been or were terminated) (together, the "Company Employee Plans"), excluding agreements
                                 ----------------------
under which the Company has no remaining monetary obligations. A copy of each such written Company Employee Plan has been made available to Parent.

         (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, (i) none of the Company Employee Plans promises or provides retiree medical or other retiree welfare or superannuated benefits to any person; (ii) there has been no "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Employee Plan, which could result in any material liability of the Company or of any subsidiary; (iii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes, orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation, U.S. Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each
              ---
subsidiary have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party of, any of the Company Employee Plans; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty
(30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred, (vii) no withdrawal (including a partial withdrawal) has occurred with respect to any multiemployer plan within the meaning set forth in Section 3(37) of ERISA that has resulted in, or could reasonably be expected to result in, any withdrawal liability for the Company or any subsidiary, and (viii) neither the Company nor any Company ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course).

          (c) Section 3.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or of any

Subsidiary who holds any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months from the date hereof, or as a result of, the Merger), the option price of such option and the expiration date of such option. Section 3.11(c) of the Company Disclosure Schedule also sets forth the total number of such options.

         (d) Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, the Company has made available to Parent (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $50,000; (iii) a schedule listing all officers and employees of the Company who have executed a non-competition agreement with the Company; (iv) copies (or descriptions) of all severance agreements, programs and policies of the Company with or relating to its employees, excluding programs and policies required to be maintained by Applicable Law, and (v) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

SECTION 3.12.  EMPLOYMENT MATTERS.

         Except as set forth in Section 3.12 of the Company Disclosure Schedule,
(a) there are no controversies pending or, to the knowledge of the Company or any Subsidiary, threatened, between the Company and any of its employees, which controversies are reasonably expected to have a Material Adverse Effect; (b) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and (c) the Company does not have any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company.

SECTION 3.13. INFORMATION SUPPLIED.

         Subject to the accuracy of the representations of Parent in Section 4, the information supplied by the Company for (a) inclusion in the Offer Documents and (b) inclusion or incorporation by reference in the Proxy Statement to be sent to the shareholders of the Company in connection with the Special Meeting will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Special Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly inform Parent and Newco. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Newco which is contained in any of the foregoing documents.

SECTION 3.14. TITLE TO PROPERTY.

         The Company owns and leases only the real property set forth on Section
3.14 of the Company Disclosure Schedule. Except as set forth in Section 3.14 of the Company Disclosure Schedule, the Company has good and marketable title to all of its properties and assets, free and clear of all Liens except Liens for taxes not yet due and payable and such Liens or other imperfections of title, if any, as do not detract from the value of or interfere with the present use of the property affected thereby and which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect; and, to the knowledge of the Company, all leases pursuant to which the Company leases from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company has not taken adequate steps to prevent such a default from occurring) except where the lack of such validity and effectiveness or the existence of such default or event of default is not reasonably expected to have a Material Adverse Effect.

SECTION 3.15. TAXES.

         (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes,
                                              ---      -----
fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, goods and services, fringe benefits, withholding, sales, use, service, real or personal property, special assessments, license, payroll, withholding, employment, social security, accident compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and
                                   -----------
information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

         (b) The Company has furnished to Parent all Tax Returns filed by the Company and its Subsidiaries for all periods ending on or after December 31, 1995. Except as disclosed in Section 3.15(b) of the Company Disclosure Schedule, the Company and each Subsidiary has filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them, and have duly paid or made adequate provision on their books for the payment of all taxes which have been incurred or are due and payable. Except as disclosed in
Section 3.15(b) of the Company Disclosure Schedule (i) there are no pending audits, examinations or proposed audits or examinations of any tax returns filed by the Company or by any Subsidiary, (ii) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company or applicable Subsidiary is maintaining reserves to the extent currently required and (iii) neither the Company nor any Subsidiary has given or been requested to give waivers or extensions of any statute of limitations relating to the payment of Taxes for which the Company or any Subsidiary may be liable. Except as set forth on Section 3.15(b) of the Company Disclosure Schedule, as of the date of this Agreement the consolidated Tax Returns of the Company have not been audited by the IRS (or the appropriate statute of limitations has expired) in the last five fiscal years.

         (c) The Company is not a party to any agreement providing for the allocation, payment or sharing of taxes among the Company, and any third parties. The Company does not have an application pending with respect to any Tax requesting permission for a change in accounting method.

SECTION 3.16. ENVIRONMENTAL MATTERS.

         Except as set forth in Section 3.16 of the Company Disclosure Schedule, the Company (a) obtained all applicable permits, licenses and other authorizations which are required under federal, state, foreign or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company ("Environmental Approvals"), (b) is in material compliance with
                 -----------------------
all terms and conditions of the Environmental Approvals, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, (c) as of the date hereof, is not aware of nor has it received notice of any past or present violation relating to or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste and (d) taken all actions necessary under applicable requirements of federal, state, foreign and local laws, rules or regulations to register any products or materials required to be registered by the Company thereunder.

SECTION 3.17. BROKERS.

         No broker, finder or investment banker (other than SoundView Financial Group) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and SoundView Financial Group pursuant to which such firm would be entitled to any payment relating to the Transactions.

SECTION 3.18. FULL DISCLOSURE.

         No statement contained in any certificate or schedule furnished or to be furnished by the Company to Parent or Newco pursuant to the provisions of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

SECTION 3.19. OPINION OF FINANCIAL ADVISOR.

         The Company has received the opinion of its financial advisor, SoundView Financial Group, to the effect that, as of December 17, 1998, the Merger Consideration to be received by holders of the Company Common Stock is fair, from a financial point of view, to the Company's shareholders, and the Company has delivered a written copy of such opinion to the Parent.

SECTION 3.20. INTELLECTUAL PROPERTY.

         (a) Except as set forth in Section 3.20(a) of the Company Disclosure Schedule, the Company and, to the best knowledge of the Company, the Israeli Affiliate, directly or indirectly, own, or license or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are used in any product or service of the Company or the Israeli Affiliate, as the case may be, previously sold or now being sold by the Company, now in beta phase by the Company or the Israeli Affiliate, as the case may be, or otherwise in or material to the business of the Company or the Israeli Affiliate, as the case may be, as currently conducted (the "Intellectual Property Rights").
                          ----------------------------

         (b) Section 3.20(b) of the Company Disclosure Schedule sets forth (i) each patent owned by the Company and (ii) each license agreement under which the Company licenses, either to or from a third party, Intellectual Property Rights on an exclusive or non-exclusive basis. Except as set forth in Section 3.20(b) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of the Intellectual Property Rights and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Intellectual Property Rights are being used. Except as set forth in Section 3.20(b) of the Company Disclosure Schedule, no claims with respect to the Intellectual Property Rights have been asserted or, to the best knowledge of the Company, are threatened by any Third Party: (i) to the effect that the manufacture, sale, licensing, or use of any of the products or processes of the Company infringes on any copyright, patent, trade mark, service mark or trade secret of such person; (ii) against the use by the Company of any Intellectual Property Rights; or (iii) challenging the ownership by the Company or the validity of any of the Intellectual Property Rights.

         (c) Section 3.20(c) of the Company Disclosure Schedule sets forth all registered trademarks, service marks and copyrights held by the Company and each are valid and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Intellectual Property Right or product or process of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company.

         (d) Except as set forth in Section 3.20(d) of the Company Disclosure Schedule, the Company and, to the best knowledge of the Company, the Israeli Affiliate is not bound by any agreement which restricts the Company or the Israeli Affiliate, as the case may be, from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

SECTION 3.21. INTERESTED PARTY TRANSACTIONS.

         Except as set forth in Section 3.21 of the Company Disclosure Schedule or in the SEC Reports, since the date of the Company's most recent draft of the annual report on Form 10-K for the fiscal year ended September 30, 1998, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

SECTION 3.22. INSURANCE.

         The Company maintains fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance with reputable insurance carriers that the Company believes to be reasonably prudent for its business and are similar in character and amount to policies carried by entities engaged in similar businesses. Except as set forth in Section 3.22 of the Company Disclosure Schedule, there are no claims by the Company under any such insurance as to which any insurance company is denying liability or defending under a reservation of rights clause.

SECTION 3.23. VOTE REQUIRED.

         If applicable, the affirmative vote of the holders (entitled to vote and voting on the Merger) of at least a majority of the shares is the only vote of the holders of Company Common Stock necessary to approve the Merger.

                                  ARTICLE IV.

              REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

         Parent and Newco, jointly and severally, represent and warrant to the Company as follows:

SECTION 4.1.  ORGANIZATION AND QUALIFICATION.

         (a) Organization. Parent is a business entity duly organized, validly
             ------------
existing and in good standing under the laws of the Federal Republic of Germany. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and Newco has all requisite corporate power and authority and is in possession of all Approvals necessary to own, or lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Newco is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified is not reasonably expected to have a material adverse effect on Parent's or Newco's ability to perform its respective obligations hereunder.

         (b) Newco Activities. Since the date of its incorporation, Newco has
             ----------------
not engaged in any activity other than in connection with or as contemplated by this Agreement, the Offer and the Merger or in connection with arranging financing required to consummate the Transactions.

SECTION 4.2.  AUTHORITY.

         Each of Parent and Newco has all requisite corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the Stock Option Agreement by Parent and Newco and the consummation by Parent and Newco of the Transactions have been duly authorized by Parent and Newco, and no other corporate proceedings on the part of Parent or Newco (including, without limitation, any action by their respective shareholders) are necessary to authorize this Agreement, the Stock Option Agreement and the Transactions. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by each of Parent and Newco and constitute a legal, valid and binding obligation of each of Parent and Newco, enforceable against Parent and Newco in accordance with their terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding therefor may be brought.

SECTION 4.3.  NON-CONTRAVENTION.

         The execution and delivery of this Agreement and the Stock Option Agreement by Parent and Newco and the consummation by Parent and Newco of the Transactions will not (i) conflict with any provision of their respective Certificates of Incorporation or Bylaws or equivalent organizational documents or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license or any Applicable Law applicable to Parent or Newco or any of their respective properties, other than any such violation, default, loss or acceleration that is not reasonably expected to materially adversely affect the ability of Parent or Newco, as the case may be, to perform its respective obligations hereunder.

SECTION 4.4.  GOVERNMENTAL APPROVALS.

         No filing, declaration or registration with, or permit, authorization, consent or approval, of, any Governmental Authority is required to be made or obtained by Parent or Newco in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Parent or Newco or the consummation by Parent or Newco of the Transactions, except for (i) the filing of a premerger notification and report form under the HSR Act, and the expiration or termination of the waiting period thereunder, (ii) the filing with the SEC of (x) the Offer Documents and (y) such reports under the Exchange Act as may be required in connection with this Agreement, the Stock Option Agreement and the Transactions, (iii) the filing of the applicable documents with the Secretary of State of the State of California, and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) as may be required by any applicable Blue Sky Laws, (v) the filing of reports with the U.S. Department of Commerce regarding foreign direct investment in the United States, (vi) notification under the AARC and the approval by the FCO thereunder and any filings or notifications under other similar laws throughout the world and (vii) such other consents, approvals, orders, authorizations, registrations, declaration, filings and notices the failure of which to be obtained or made would not prevent or materially delay the consummation of the transactions contemplated by this Agreement or the performance by Parent or Newco of any of their respective material obligations hereunder or thereunder.

SECTION 4.5.  BROKERS.

         No person is entitled to any brokerage or finder's fee or commission in connection with the Transactions as a result of any action taken by or on behalf of Parent or Newco, other than Harris Roja Corporation.

SECTION 4.6.  FINANCING.

         Parent has available to it cash, credit lines or other sources of financing to provide the funds necessary for completion of the Transactions.

SECTION 4.6.  INFORMATION SUPPLIED.

         None of the information supplied or to be supplied by Parent or Newco for inclusion in (i) the Schedule 14D-9, or (ii) the Proxy Statement will, in the case of the Schedule 14D-9, at the time the Schedule 14D-9 is filed with the SEC or first published, sent or given to the Company's shareholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's shareholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                  ARTICLE V.

                               CERTAIN COVENANTS

SECTION 5.1.  CONDUCT OF THE COMPANY'S BUSINESS.

         The Company covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

             (a) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice;

             (b) the Company shall not, directly or indirectly, do any of the following: (i) amend or propose to amend its Articles of Incorporation or Bylaws or reincorporate in any jurisdiction; (ii) split, combine or reclassify any issued and outstanding shares of its capital stock, or declare, set aside or pay any dividend or other distribution (payable in cash, stock, property or otherwise) with respect to such shares;
         (iii) redeem, purchase, acquire or offer to acquire (or permit any Subsidiary to redeem, purchase, acquire or offer to acquire) any shares of its capital stock; or (iv) issue, sell, pledge, accelerate, modify the terms of or dispose of, or agree to issue, sell, pledge, accelerate, modify the terms of or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants, calls, commitments or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets, provided, that the Company (x) may issue shares of Company
         --------
         Common Stock upon the exercise of currently outstanding options as of the date hereof; (y) grant options under the Company's 1993 Employee Stock Option Plan to any new employee in amounts consistent with past practices; and (z) may enter into agreements or arrangements contemplated by Section 2.6;

             (c) the Company shall not (i) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets, except in the ordinary course of business consistent with past practice; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any material assets; (iii) enter into or modify any material contract, lease, agreement or commitment, except in the ordinary course of business consistent with past practice; (iv) terminate, modify, assign, waive, release or relinquish any material rights or claims or amend any material rights or claims not in the ordinary course of business consistent with past practice; (v) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business, reflected or reserved against in, or contemplated by, the consolidated financial statements of the Company included in the SEC Reports; or (vi) settle or compromise any material claim, action, suit or proceeding pending or threatened against the Company, or, if the Company may be liable or obligated to provide indemnification, against the Company's directors or officers, before any court, governmental agency or arbitrator;

             (d)  except as provided in this Agreement, the Company shall not
         (i) incur or adversely modify any material indebtedness or other liability; provided, however, that the Company shall be permitted to
                    --------  -------
         draw upon its existing credit lines as the Company may deem appropriate; (ii) assume, guarantee, endorse or otherwise become liable or responsible (directly or indirectly, contingent or otherwise) for the obligations of any other person; or (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned Subsidiaries or customary loans or advances to employees in the ordinary course of business consistent with past practice);

             (e) the Company shall not grant any increase in the salary or other compensation of its employees, or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any employee of the Company or any Subsidiary, except in the ordinary course of business consistent with past practices, or as contemplated by Section 2.6;

             (f) the Company shall not, except as contemplated by this Agreement or as may be required by Applicable Law or, in the case of employees who are not executive officers of the Company, in the ordinary course of business consistent with past practices (i) adopt, increase, accelerate the vesting of or payment of any amounts in respect of, or otherwise amend, in any respect, any collective bargaining, bonus, profit sharing, incentive or other compensation, stock option, stock purchase or restricted stock, insurance, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees (including, without limitation, any such plan or arrangement relating to severance or termination pay); or (ii) enter into any employment or severance agreement with or grant any severance or termination pay to any officer or director of the Company;

             (g) the Company shall not take or knowingly permit any action that would make any representation or warranty of the Company hereunder materially inaccurate at, or as of any time prior to, the Effective Time, or omit to take any action reasonably necessary to prevent any such representation or warranty from being materially inaccurate at any such time;

             (h) the Company shall not change any of the accounting methods used by it without providing advance notice to Parent in writing;

             (i) the Company shall not make any Tax election (other than in the ordinary course of preparing and filing its Tax returns) or settle or compromise any Tax liability or investigation;

             (j) the Company shall not enter into any agreement, contract, commitment or arrangement to do, or to authorize, recommend, propose or announce an intention to do, any of the actions described in the above paragraphs of Section 5.1, other than paragraph (a); and

             (k) the Company shall use its reasonable efforts, to the extent not prohibited by the foregoing provisions of this Section 5.1, to maintain its relationships with its suppliers, customers and employees, and, if and as requested by Parent or Newco, (i) to the extent permitted by Applicable Law, the Company shall use its reasonable best efforts to make reasonable arrangements for representatives of Parent or Newco to meet with customers and suppliers of the Company or any Subsidiary, and (ii) the Company shall schedule, and the management of the Company shall participate to the extent requested in, meetings of representatives of Parent or Newco with employees of the Company or any Subsidiary.

SECTION 5.2.  ACCESS TO INFORMATION.

         (a)  Access and Disclosure. Subject to the requirements of any binding
              ---------------------
confidentiality agreements with customers and subject to any applicable limitations imposed by law, from the date hereof to the Effective Time, the Company shall (and shall cause its officers, directors, employees, representatives and agents to) afford the officers, employees, counsel, representatives and agents of Parent reasonable access during regular business hours to the Company's officers, employees, agents, properties, books, records and work papers, and shall promptly furnish Parent all financial, operating and other information and data as Parent, through its officers, employees or agents, may reasonably request, provided, that in the event such access or the
                        --------
furnishing of such information is prohibited or limited due to binding customer agreements or Applicable Law, the Company will so inform Parent and will upon request use its reasonable best efforts to obtain any necessary consent to allow such access or to provide such information. During such period, the Company shall furnish promptly to Parent (i) a copy of each report, schedule, registration statement or other document filed or received by it during such period pursuant to the requirements of federal securities laws, and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request.

         (b)  Mutual Non-Disclosure Agreement. Parent, Newco and the Company
              -------------------------------
agree that the confidentiality provisions agreed to in the Mutual Non-Disclosure Agreement dated as of August 6, 1998, as amended (the "Mutual Non-Disclosure
                                                       ---------------------
Agreement") shall remain binding and
---------
in full force and effect in accordance with the terms of such agreement and that the terms thereof are incorporated herein by reference.

         (c)  Effect. No investigation pursuant to this Section 5.2 shall
              ------
affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to consummate the Offer or effect the Merger.

SECTION 5.3.  CONSENTS AND APPROVALS; FURTHER ASSURANCES.

         (a)  Consents and Approvals. Each of the Company, Parent and Newco will
              ----------------------
take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement, the Common Stock Option, the Stock Option Agreement and the Transactions (which actions shall include, without limitation, furnishing all information, making all filings and taking all other acts (i) required under the Exchange Act, the Securities Act and all other federal or state securities laws, (ii) required under the HSR Act or any applicable foreign competition and antitrust statutes and regulations, including any required by the FCO under the AARC, or (iii) required or requested by any bank, stock exchange, or by any other Governmental Authority) and will cooperate promptly with and furnish information to each other in connection with any such requirements imposed on any of them or their respective subsidiaries in connection with this Agreement, the Common Stock Option, the Stock Option Agreement and the Transactions. Each of the Company, Parent and Newco will, and will cause their respective subsidiaries to, take all commercially reasonable action to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, or to provide any required notice to, any Governmental Authority or other public or private third party required to be obtained or made by Parent, Newco or the Company or any of their respective subsidiaries in connection with the Merger or the taking of any action contemplated in connection with the Merger or otherwise by this Agreement.

         (b)  Antitrust and Competition Filings. Without limiting the generality
              ---------------------------------
of sub-section (a) above, the Company and Parent shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and any applicable foreign competition and antitrust statutes and regulations, including, to respond in a commercially reasonable manner to any inquiries received from the Federal Trade Commission, the Antitrust Division of the Department of Justice, the FCO any other Governmental Authority for additional information or documentation and to respond in a commercially reasonable manner to all inquiries and requests received from any Governmental Authority in connection with antitrust and competition matters.

         (c)  Further Assurances. Subject to the terms and conditions herein
              ------------------
provided, each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, including, without limitation, using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals.

         (d)  Shareholder Litigation. The Company shall give Parent the
              ----------------------
opportunity to participate in the defense and settlement of any shareholder litigation against the Company or its directors or officers relating to any of the Transactions and shall not enter into any such settlement without Parent's consent, which consent shall not be unreasonably withheld.

         (e)  Limits. Nothing in this Agreement shall require Parent or Newco to
              ------
agree to make, or to permit the Company to make, any divestiture of or grant any rights to a significant asset in order to obtain any waiver, consent or approval.

SECTION 5.4.  INQUIRIES AND NEGOTIATIONS.

         (a)  Notice. The Company shall immediately notify Parent if any
              ------
proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company by or from any person, corporation, entity or "group" (as defined in Section 13(d) of the Exchange Act) other than Parent and its affiliates, representatives and agents (each, a "Third Party") in connection
                                                     -----------
with any Alternative Transaction, and shall, in any such notice to Parent, indicate the identity of the Third Party and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Without limiting the generality of the foregoing, the Company shall provide Parent with not less than two (2) Business Days' notice prior to the execution by the Company of any definitive agreement with respect to any Alternative Transaction or any public announcement relating to any Alternative Transaction.

         (b)  Third Parties. Prior to furnishing any non-public information to,
              -------------
or entering into negotiations or discussions with, any Third Party, the Company will obtain an executed confidentiality agreement from such Third Party on terms substantially the same as, or no less favorable to the Company in any material respect than, those contained in the Mutual Non-Disclosure Agreement. The Company shall not release any Third Party from, or waive any provision of, any such confidentiality agreement or any other confidentiality or standstill agreement to which the Company is a party.

         (c)  Non-Solicitation. Neither the Company nor its officers, directors
              ----------------
or representatives, or any of their respective affiliates shall initiate, solicit or encourage, directly or indirectly, or take any action to facilitate inquiries or the making of any proposal with respect to or participation in negotiations concerning any proposal with respect to or participation in negotiations concerning any merger, consolidation, acquisition of more than 2% of the capital stock of the Company, a business combination involving the Company or the purchase of all or a significant portion of the assets of the Company (an "Alternative Transaction"), except that the Company Board may
             -----------------------
provide information to any third person making a bona fide, written and unsolicited inquiry concerning an Alternative Transaction that would result in the payment to the Company shareholders of a higher price per share in cash than the Offer Price (a "Superior Proposal"), provided that counsel to the Company
                    -----------------
has advised the Company Board in writing that its fiduciary duties require it to consider the Superior Proposal.

SECTION 5.5.   NOTIFICATION OF CERTAIN MATTERS.

         The Company shall give prompt notice to Parent and Newco, and Parent and Newco shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event that such Party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (b) any material failure of the Company, Parent or Newco, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any such
                              --------  -------
notice shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

SECTION 5.7.   FIRPTA CERTIFICATE.

         Prior to the date of expiration of the Offer, the Company shall deliver to Newco a certification that the Shares do not constitute U.S. real property interests within the meaning of Section 897 of the Code, in form satisfactory to Newco.

SECTION 5.7.   EMPLOYEE BENEFITS.

         For a period of twelve months from the Effective Time, Parent shall cause the Surviving Corporation to provide active employees of the Company and its Subsidiaries with benefits (including, without limitation, welfare benefits) that are reasonably comparable, taken as a whole, to the benefits provided under the Company's benefit plans (other than equity-based plans) as in effect immediately prior to the Effective Time. Without limiting the generality of the foregoing, it is expressly understood that the Company currently provides a two-month paid sabbatical (the "Sabbatical") to its employees who have been
                                ----------
employed by the Company for at least seven (7) years, and Parent shall cause the Surviving Corporation to provide such benefit to such employees identified in Sections 3.11 or 5.7 of the Company Disclosure Schedule. Parent shall provide the Sabbatical if Surviving Corporation is merged with, or transfers all its assets to, Parent or an affiliate of Parent.


                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

SECTION 6.1.   LOAN.

         (a) Subject to the limitations set forth herein, in the event that the Merger is not consummated on or before March 5, 1999, Parent shall make available a loan (the "Loan") to the Company in the aggregate principal sum of
                       ----
$3,000,000 (the "Principal"). Interest on the Principal shall accrue at a
                 ---------
floating rate per annum equal to the internal rate of interest assessed by Parent or its affiliates on intercorporate loans made to or among subsidiaries of Parent (the "Interest"). All Principal and accrued Interest shall be due and
                --------
payable two years from the date such Loan is made (the "Maturity Date"). The
                                                        -------------
Loan and all payments of Principal and Interest
shall be made in lawful money of the United States of America; the Loan shall be evidenced by a promissory note in form reasonably satisfactory to Parent and Company (the "Note").
              ----

         (b) Parent shall not be obligated to make the Loan if any of the following events occur: (i) the Offer has not expired by its terms or, if the Offer has expired, the Shares tendered in the Offer are insufficient to satisfy the Minimum Condition or the Revised Minimum Number; (ii) this Agreement shall have been terminated by Parent pursuant to its rights under Section 8.1(e);
(iii) any shareholder of the Company shall default under the Voting Agreements;
(iv) any representation or warranty made by the Company under this Agreement, the Common Stock Option or the Stock Option Agreement shall have been untrue at the time such representation or warranty was made or shall be untrue on the date the Loan is to be made and such failure to be true shall have been caused by an event that would constitute a Material Adverse Effect under this Agreement; (v) there shall be any preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction or any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority in effect that would impact the effective operation of the business of the Company resulting in a Material Adverse Effect from and after the Effective Time; (vi) any waiting period under the HSR Act applicable to the purchase of Shares in connection with the Offer shall not have expired or been terminated and the satisfaction of any applicable foreign competition and antitrust statutes and regulations (including approval by the FCO pursuant to the AARC) shall not have been obtained; (vii) there shall be pending any proceeding or litigation, initiated prior to or after the date of this Agreement, challenging this Agreement or the Transactions or seeking to prohibit, alter, prevent or materially delay the Merger; (viii) there shall be pending or threatened against the Company any claim, action, suit, proceeding or investigation which would or could reasonably be expected to have a Material Adverse Effect; or (ix) the Company shall have terminated this Agreement pursuant to Section 8.1(f).

SECTION 6.2.   OPTIONS.

         The Company hereby grants to Parent options (the "Options"), to
                                                           -------
purchase an aggregate of 600,000 shares of Company Common Stock at an exercise price of $2.00 per share evidenced by a Common Stock Option (the "Common Stock
                                                                  ------------
Option"), a form of which is attached hereto as Exhibit C. Options to purchase
------
100,000 shares of Company Common Stock shall become immediately exercisable if and when the Loan is made by Parent to the Company as set forth in Section 6.1(a) (the "Loan Date"). The remaining Options shall become exercisable if and
             ---------
when a default occurs under the Note. All of the Options shall expire (a) on March 5, 1999, if the Loan is not made, or (b) on the first anniversary of the Maturity Date. The Company shall adjust the number of shares of Company Common Stock subject to the Options to maintain the percentage of Company Common Stock subject to the Options at the date of this Agreement, based on the number of outstanding shares of the Company's fully diluted capital stock, if at any time after the Loan Date the Company shall cause or effect: (i) a subdivision or combination of the outstanding shares of the Company's capital stocks, (ii) a stock distribution or dividend on its capital stock; or (iii) a recapitalization or reclassification of its capital stock.

SECTION 6.3    PROXY STATEMENT

         If required, as promptly as practicable, the Company shall prepare and file with the SEC the Proxy Statement with respect to approval of the Merger. The Proxy Statement shall, subject to the fiduciary duties of the Company Board, include the recommendation of the Company Board in favor of the Merger.

SECTION 6.4    COMPANY SHAREHOLDERS' MEETING

         If required by the CGCL, the Company shall duly call, give notice of, convene and hold the Special Meeting as promptly as practicable following the acceptance for payment and purchase of Shares pursuant to the Offer for the purpose of voting upon the approval of the Merger. The Company shall use its best efforts to solicit from its shareholders proxies in favor of the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the CGCL and the Articles of Incorporation and Bylaws of the Company to obtain such approvals, unless otherwise required under the applicable fiduciary duties of the Company Board, as advised by its legal advisor.

SECTION 6.5    CONSENTS; APPROVALS

         The Company and Parent shall each use their reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with any Governmental Authority) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the Transactions. If required under Applicable Law, the Company and Parent shall furnish all information required to be included in the Proxy Statement, or for any application or other filing to be made pursuant to the rules and regulations of any governmental body in connection with the Transactions. Except where prohibited by applicable statutes and regulations, and subject to the Mutual Non-Disclosure Agreement, each Party shall promptly provide the other (or its counsel) with copies of all filings made by such party with any state or federal government entity in connection with this Agreement or the Transactions.

SECTION 6.6    INDEMNIFICATION.

         For four years after the Effective Time, the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries (each an "Indemnified Party") against all losses,
                                       -----------------
claims, damages, liabilities, fees, costs and expenses (including reasonable fees and disbursements of counsel approved by the Surviving Corporation in advance of disposition of judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of Parent or the Surviving Corporation)) based in whole or in part on the fact that such person is or was such a director, officer, employee or agent and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, matters arising out of or pertaining to the Transactions) to the full extent provided under the terms of the Company's Articles of

Incorporation, Bylaws and indemnification agreements, all as in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit, and subject to applicable law; provided, that, in the event any claim or claims are asserted or made within such four year period, all rights to indemnification or advancement of expenses in respect of such claim or claims shall continue until disposition of any and all such claims; and provided, further, that nothing herein shall impair any existing rights or obligations of any present or former directors or officers of the Company. In the event of any threatened or actual claim, suit, proceeding or investigation as to which an Indemnified Party is entitled to indemnification or advancement of expenses hereunder (whether asserted before, at or after the Effective Time), the Indemnified Party may retain counsel satisfactory to Parent, but in no event shall the Surviving Corporation be required to reimburse the costs of such counsel hereunder unless (i) the Surviving Corporation shall have declined to assume the defense of such claim within ten Business Days of a written request for indemnification given in accordance with Section 9.5.


                                 ARTICLE VII.

                           CONDITIONS TO THE MERGER

SECTION 7.1.   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

         The respective obligation of each Party to effect the Merger shall be subject, at its option, to the fulfillment at or prior to the Effective Time of the following conditions:

             (a)  Shareholder Approval. If required by the CGCL, this Agreement
                  --------------------
         and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company in accordance with applicable provisions of the Company's Articles of Incorporation and the CGCL; and

             (b)  No Illegality. No Applicable Law shall prohibit consummation
                  -------------
         of the Merger.

SECTION 7.2.   CONDITIONS TO PARENT'S AND NEWCO'S OBLIGATION TO EFFECT THE
               MERGER.

         The obligation of Parent and Newco to effect the Merger in addition shall be subject, at their option, to the fulfillment at or prior to the Effective Time of the following conditions:

             (a)  Governmental Approvals. (i) Any waiting period under the HSR
                  ----------------------
         Act applicable to the purchase of shares of Company Common Stock pursuant to the Merger shall have expired or been terminated and (ii) all requirements of any applicable foreign competition and antitrust statutes and regulations to the consummation of the Merger shall have been satisfied, including approval by the FCO pursuant to the AARC;

             (b)  No Governmental Actions. No preliminary or permanent
                  -----------------------
         injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would restrain the effective operation of the business of the Company and the Subsidiaries from and after the Effective Time, and no proceeding challenging this Agreement, the Common Stock Option, the Stock Option Agreement or the Transactions or seeking to prohibit, alter, prevent or materially delay the Merger shall be pending before any Governmental Authority;

             (c)  No Breach of Covenants. The Company shall not have breached or
                  ----------------------
         failed to perform in any material respect any of its covenants or agreements under this Agreement;

             (d)  Consummation of Offer. Newco shall have purchased Shares
                  ---------------------
         pursuant to the Offer (provided that this condition shall be deemed fulfilled if Newco shall have failed to purchase Shares in violation of the Offer);

             (e)  Opinion of Counsel. Parent and Newco shall have received an
                  ------------------
         opinion from Thelen, Reid & Priest LLP, counsel to the Company, the substance of which shall be in form reasonably satisfactory to Parent, dated the Closing;

             (f)  Consents Obtained. All consents waivers or notices required to
                  -----------------
         be obtained or made by the Company, for the authorization, execution, delivery and performance of this Agreement and the consummation by it of the Transactions shall have been obtained and made.


                                 ARTICLE VIII.

                          TERMINATION AND ABANDONMENT

SECTION 8.1.   TERMINATION AND ABANDONMENT.

         Any Party desiring to terminate this Agreement pursuant to this Section
8.1 shall give notice to the other party in accordance with Section 9.5. This Agreement, the Stock Option Agreement and the Voting Agreements may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

         (a)  by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company, if (i) prior to the Effective Time, any Governmental Authority shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting all or any material part of the Transactions and such order, decree, ruling or other action shall have become final and non-appealable; or (ii) the Merger shall not have been completed by June 30, 1999;

         (c) by Parent, if (i) the Offer is terminated or expires without the purchase of any Shares thereunder, unless such termination or expiration has been caused by the failure of Parent or Newco to perform in any material respect its obligations under this Agreement, (ii) due to an occurrence that, if occurring after the commencement of the Offer, could reasonably be expected to result in a failure to satisfy any of the conditions set forth in Annex II hereto, or (iii) Parent and Newco shall have failed to commence the Offer on or prior to the fifth U.S. Business Day following the date of the initial public announcement of the Offer;

         (d) by Parent if: (i) the Company Board shall have resolved to enter into a letter of intent, agreement in principle or similar agreement, whether or not legally binding, or into any definitive written agreement with respect to an Alternative Transaction with a Third Party; (ii) a Third Party has commenced a tender offer, proxy solicitation or exchange offer for any shares of capital stock of the Company; (iii) the Company Board shall have withdrawn, or modified or amended in a manner adverse to Parent or Newco, its approval or recommendation of the Offer and the Merger, or approved, recommended or endorsed any proposal for an Alternative Transaction; (iv) SoundView Financial Group shall have withdrawn the Fairness Opinion; or (v) the required approval of the shareholders of the Company shall not have been obtained by reason of a failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof;

         (e) by either Parent or Newco, on the one hand, or the Company, on the other hand, if the other Party shall have failed to comply in any material respect with any covenant or obligation contained in this Agreement to be complied with or performed by such Party at or prior to such date of termination; or

         (f) by the Company, if, prior to acceptance for payment of Shares by Newco under the Offer, the Company shall have done each of the following: (i) entered into a definitive written agreement with respect to an Alternative Transaction with a Third Party; (ii) determined, after receipt of written advice from legal counsel to the Company Board, that the failure to take such action as described in the preceding clause (i) would cause the Company Board to violate its fiduciary duties to the Company's shareholders under Applicable Law; and
(iii) given notice to Parent and Newco of its intent to terminate this Agreement and of the terms and conditions of the Alternative Transaction, such notice to be given at least five Business Days prior to the date of termination of this Agreement.

SECTION 8.2.   EFFECT OF TERMINATION.

         Except as provided in Section 5.2 and Section 9.2 hereof, in the event of the termination of this Agreement, the Stock Option Agreement or the Voting Agreements and the abandonment of the Merger all strictly pursuant to Section 8.1, this Agreement, the Stock Option Agreement or the Voting Agreements shall thereafter become void and have no effect, and no Party shall have any liability to any other Party or its shareholders or directors or officers in respect thereof, except that nothing herein shall relieve any Party from liability for any willful breach hereof. Notwithstanding anything to the contrary set forth herein, if Parent terminates this Agreement, the Stock Option Agreement or the Voting Agreements pursuant to Sections 8.1(d)(i), 8.1(d)(ii) or 8.1(d)(iii), or if the Company terminates this Agreement pursuant to Section 8.1(f), then Company shall pay to Parent, on the second U.S. Business Day following any such termination, an amount equal to $1,023,000.


                                  ARTICLE IX.

                                 MISCELLANEOUS

SECTION 9.1.   NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time, provided
                                                                       --------
that this Section 9.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Effective Time.

SECTION 9.2.   EXPENSES, ETC.

         Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the Party incurring such costs and expenses, except that Parent and the Company shall each pay one half of the costs incurred in printing and distributing the Proxy Statement, if any.

SECTION 9.3.   PUBLICITY.

         The Company and Parent agree that they will not issue any press release or make any other public announcement concerning this Agreement, the Stock Option Agreement, the Voting Agreements or the Transactions without the prior consent of the other Party, except that the Company or Parent may make such public disclosure that it believes in good faith to be required by law (in which event such Party shall consult with the other prior to making such disclosure).

SECTION 9.4.   EXECUTION IN COUNTERPARTS.

         For the convenience of the Parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 9.5.   NOTICES.

         All notices requests, claims, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given on the day delivered personally or sent by telecopy (with a confirmation copy by a means permitted hereunder), if delivered or sent on a Business Day or on the first Business Day thereafter if not, and one Business Day after consignment to an overnight courier (providing proof of delivery), or mailed by registered or certified mail, postage prepaid, to the respective parties at their addresses as follows:

                  If to Newco or Parent to:

                           STEAG Electronic Systems GmbH
                           Ruttenscheider Strasse 1-3
                           45128 Essen, Germany
                           Attention:  Dr. Peter Lockowandt

                  with a copy to:

                           Northrop, Stradar & Glenn, P.C.
                           One Corwin Court
                           P.O. Box 2395
                           Newburgh, New York  12550
                           Attention:  George F. Stradar, Jr., Esq.
                           Telecopy:  (914) 561-2083

                           and to:

                           Morrison & Foerster LLP
                           425 Market Street
                           San Francisco, CA 94105
                           Attention:  John W. Campbell, Esq.
                           Telecopy:  (415) 268-7522

                  If to the Company, to:

                           AG Associates, Inc.
                           4425 Fortran Drive
                           San Jose, California 95134
                           Attention:  Dr. Arnon Gat

                  with a copy to:

                           Thelen Reid & Priest LLP
                           333 West San Carlos Street, 17th Floor
                           San Jose, CA  95110-2701
                           Attention:  Jay L. Margulies, Esq.
                           Telecopy:  (408) 287-8040

or such other address or addresses as any Party shall have designated by notice in writing to the other parties hereto.

SECTION 9.6.   WAIVERS.

         The Company, on the one hand, and Parent and Newco, on the other hand, may, by written notice to the other, at any time prior to the Effective Time (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance by the other with any of the conditions contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

SECTION 9.7.   ENTIRE AGREEMENT.

         This Agreement, the Stock Option Agreement, the Voting Agreements, the Mutual Non-Disclosure Agreement, the Company Disclosure Schedule and the documents executed at the Effective Time in connection herewith, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any Party that is not embodied in this Agreement or such other documents, and none of the Parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

SECTION 9.8.   APPLICABLE LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws.

SECTION 9.9.   SPECIFIC PERFORMANCE.

         The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 9.10.  BINDING EFFECT, BENEFITS.

         This Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided,
                                                                 --------
however, that the provisions of Sections 5.7 and 6.6 hereof shall accrue to the
-------
benefit of, and shall be enforceable by, each of the current and former directors and officers of the Company and the provisions of Section 5.7 hereof shall accrue to the benefit of, and shall be enforceable by each active employee of the Company and its Subsidiaries as provided in Section 5.7 hereof.

SECTION 9.11.  ASSIGNABILITY.

         Neither this Agreement nor any of the Parties' rights hereunder shall be assignable by any Party without the prior written consent of the other Parties.

SECTION 9.12.  AMENDMENTS.

         This Agreement may be varied, amended or supplemented at any time before or after the approval and adoption of this Agreement by the shareholders of the Company, by action of the respective boards of directors of the Company and Newco and by the proper officers of Parent, without action by the shareholders thereof; provided that, after approval and adoption of this
                      --------
Agreement by the Company's shareholders, if required, no such variance, amendment or supplement shall, without consent of such shareholders, reduce the amount or alter the form of the consideration that the holders of the capital stock of the Company shall be entitled to receive following the Effective Time pursuant to Section 2.5 hereof. Without limiting the generality of the foregoing, this Agreement may only be amended, varied or supplemented by an instrument in writing, signed by the Parties.

SECTION 9.13.  HEADINGS.

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.14.  MUTUAL DRAFTING.

         Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties.

         IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute and deliver this Agreement as of the date first above written.

                                   STEAG ELECTRONIC SYSTEMS GMBH


                                   By:      /s/ Hans-Georg Betz
                                       -----------------------------------------
                                   Name:    Hans-Georg Betz
                                         ---------------------------------------
                                   Title:   Chief Executive Officer
                                          --------------------------------------




                                   By:      /s/ Peter Lockowandt
                                       -----------------------------------------
                                   Name:    Peter Lockowandt
                                         ---------------------------------------
                                   Title:   Officer with Statutory Authority
                                         ---------------------------------------




                                   MIG ACQUISITION CORPORATION


                                   By:      /s/ Berthold Lutke-Daldrup
                                       -----------------------------------------
                                   Name:    Berthold Lutke-Daldrup
                                         ---------------------------------------
                                   Title:   Chief Financial Officer
                                         ---------------------------------------

                                   AG ASSOCIATES, INC.


                                   By:     /s/ Arnon Gat
                                       -----------------------------------------
                                   Name:   Arnon Gat
                                        ----------------------------------------
                                   Title:  Chief Executive Officer and Chairman
                                           -------------------------------------
                                           of the Board of Directors
                                           -------------------------------------

                                    ANNEX I


                                 DEFINED TERMS


         "AARC" shall have the meaning ascribed to it in Section 3.5.
          ----

         "Agreement" shall mean the Agreement and Plan of Merger to which this
          ---------
Annex I is attached. References in this Annex I to a "Section" shall mean a
                                                      -------
reference to the specified Section of the Agreement.

         "Alternative Transactions" shall have the meaning ascribed to it in
          ------------------------
Section 5.4(c).

         "Applicable Law" shall mean any foreign or domestic, federal, state or
          --------------
local, statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, permit, judgment, decree or other requirement of any Governmental Authority.

         "Approvals" shall have the meaning ascribed to it in Section 3.1.
          ---------

         "Blue Sky" shall have the meaning ascribed to it in Section 3.5.
          --------

         "Business Day" shall mean a weekday other than a public holiday in the
          ------------
U.S. or the Federal Republic of Germany, as the case may be. The term "U.S.
                                                                       ----
Business Day" shall mean a business day for purposes of the Exchange Act.
------------

         "Canon" shall have the meaning ascribed to it in the Recitals hereto.
          -----

         "Certificate" shall have the meaning ascribed to it in Section 2.7(a).
          -----------

         "CGCL" shall have the meaning ascribed to it in Section 1.2(a).
          ----

         "Closing" shall have the meaning ascribed to it in Section 2.3.
          -------

         "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

         "Common Stock Option" shall have the meaning ascribed to it in Section
          -------------------
6.2.

         "Company" shall have the meaning ascribed to it in the Recitals to the
          -------
Agreement.

         "1998 Company Balance Sheet" shall have the meaning ascribed to it in
          --------------------------
Section 3.9.

         "Company Board" shall have the meaning ascribed to it in Section
          -------------
1.2(a).

         "Company Common Stock" shall have the meaning ascribed to it in the
          --------------------
Recitals to the Agreement.

         "Company Option Plans" shall have the meaning ascribed to it in Section
          --------------------
3.3.

         "Company Permits" shall have the meaning ascribed to it in Section 3.6.
          ---------------

         "Company Preferred Stock" shall have the meaning ascribed to it in
          -----------------------
Section 3.3.

         "Constituent Corporations" shall have the meaning ascribed to it in the
          ------------------------
Recitals to the Agreement.

         "Continuing Director" shall have the meaning ascribed to it in Section
          -------------------
1.4(a).

         "Defined Benefit Plan" shall have the meaning ascribed to it in Section
          --------------------
3.14(a).

         "DGCL" shall have the meaning ascribed to it in Section 2.1.
          ----

         "Dissenting Shares" shall have the meaning ascribed to it in Section
          -----------------
2.8.

         "Effective Time" shall have the meaning ascribed to it in Section 1.3.
          --------------

         "Encumbrance" shall mean any pledge, security interest, lien, claim,
          -----------
encumbrance, mortgage, charge, hypothecation, option, right of first refusal or offer, preemptive right, voting agreement, voting trust, proxy, power of attorney, escrow, option, forfeiture, penalty, action at law or in equity, security agreement, shareholder agreement or other agreement, arrangement, contract, commitment, understanding or obligation, or any other restriction, qualification or limitation on the use, transfer, right to vote, right to dissent and seek appraisal, receipt of income or other exercise of any attribute of ownership.

         "Environmental Approvals" shall have the meaning ascribed to it in
          -----------------------
Section 3.16 hereof.

         "ERISA" shall have the meaning ascribed to it in Section 3.11(a).
          -----

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

         "Existing Option Plan" shall have the meaning ascribed to it in Section
          --------------------
2.6.

         "Fairness Opinion" shall have the meaning ascribed to it in Section
          ----------------
3.21.

         "FCO" shall have the meaning ascribed to it in Section 3.5.
          ---

         "FSC" shall have the meaning ascribed to it in Section 3.1(b).
          ---

         "GAAP" shall have the meaning ascribed to it in Section 3.7(b).
          ----

         "Governmental Authority" shall mean any: (a) nation, principality,
          ----------------------
state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

(d) multinational organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         "Holder" shall have the meaning ascribed to it in Section 2.6.
          ------

         "HSR Act" shall have the meaning ascribed to it in Section 3.5.
          -------

         "Intellectual Property Rights" shall have the meaning ascribed to it in
          ----------------------------
Section 3.20(b).

         "Interest" shall have the meaning ascribed to it in Section 6.1(a).
          --------

         "IRS" shall have the meaning ascribed to it in Section 3.11(b).
          ---

         "Israeli Affiliate" shall mean AG Associates (Israel) Ltd., a company
          -----------------
formed under the laws of Israel.

         "Knowledge" or "best knowledge" of the Company shall mean the knowledge
          ---------      --------------
of any of the executive officers of the Company (within the meaning of Section 16 of the Exchange Act) which they have or would have had if they had discharged their obligations as such officers in a reasonably prudent and customary manner.

         "Liens" shall have the meaning ascribed to it in Section 3.3.
          -----

         "Loan" shall have the meaning ascribed to it in Section 6.1(a).
          ----

         "Loan Date" shall have the meaning ascribed to it in Section 6.2.
          ---------

         "Material" means material to the value of the Company and its
          --------
Subsidiaries, taken as a whole.

         "Material Adverse Effect" shall mean an effect on the business, assets,
          -----------------------
condition (financial or other), operating results or prospects of the Company that is material and adverse to the value of the Company and its Subsidiaries, taken as a whole, other than the direct effects of (A) the announcement of the Transactions, (B) general economic conditions or (C) conditions that are generally applicable to the business segments in which the Company or its Subsidiaries conducts business. In addition, and without limiting the generality of the foregoing sentence, the term "Material Adverse Effect" shall not include the effect on the Company of general business declines or reverses, such as lower than forecast revenues or bookings (whether as a result of economic conditions, actions of competitors or business interruptions), reductions in gross margins or technical problems with product development, introduction or evaluation or increases in operating expenses attributable to changes in product shipment volumes or changes in supplier pricing.

         "Material Contracts" shall have the meaning ascribed to it in Section
          ------------------
3.5.

         "Maturity Date" shall have the meaning ascribed to it in Section
          -------------
6.1(a).

         "Merger" shall have the meaning ascribed to it in the Recitals to the
          ------
Agreement.

         "Merger Consideration" shall have the meaning ascribed to it in Section
          --------------------
2.5(d).

         "Mutual Non-Disclosure Agreement" shall have the meaning ascribed to it
          -------------------------------
in Section 5.2(b).

         "NASD" shall have the meaning ascribed to it in Section 3.5.
          ----

         "Newco" shall have the meaning ascribed to it in the Recitals to the
          -----
Agreement.

         "Offer" shall have the meaning ascribed to it in the Recitals to the
          -----
Agreement.

         "Offer Documents" shall have the meaning ascribed to it in Section 1.3.
          ---------------

         "Offer Price" shall have the meaning ascribed to it in Section 1.1(a).
          -----------

         "Options" shall have the meaning ascribed to it in Section 6.2.
          -------

         "Parent" shall have the meaning ascribed to it in the Recitals to the
          ------
Agreement.

         "Paying Agent" shall have the meaning ascribed to it in Section 2.7(a).
          ------------

         "Payment Date" shall have the meaning ascribed to it in Section 2.6.
          ------------

         "Post-Acceptance Board" shall have the meaning ascribed to it in
          ---------------------
Section 1.4(a).

         "Principal" shall have the meaning ascribed to it in Section 6.1(a).
          ---------

         "Proxy Statement" shall have the meaning ascribed to it in Section 2.9.
          ---------------

         "Rapro" shall have the meaning ascribed to it in Section 3.1(b).
          -----

         "Sabbatical" shall have the meaning ascribed to it in Section 5.7.
          ----------

         "SEC" shall have the meaning ascribed to it in Section 1.3(a).
          ---

         "SEC Reports" shall have the meaning ascribed to it in Section 3.7.
          -----------

         "Securities Act" shall mean the Securities Act of 1933, as amended.
          --------------

         "Schedule 14D-1" shall have the meaning ascribed to it in Section
          --------------
1.3(a).

         "Schedule 14D-9" shall have the meaning ascribed to it in Section
          --------------
1.3(b).

         "Shares" shall have the meaning ascribed to it in the Recitals to the
          ------
Agreement.

         "Special Meeting" shall have the meaning ascribed to it in Section
          ---------------
2.9(a).

         "Stock Option Agreement" shall have the meaning ascribed to it in the
          ----------------------
Recitals to the Agreement.

         "Subsidiary" shall mean any corporation, partnership, joint venture or
          ----------
other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned by the Company and/or one or more other direct or indirect Subsidiaries.

         "Superior Proposal" shall have the meaning ascribed to it in Section
          -----------------
4.4(c).

         "Surviving Corporation" shall have the meaning ascribed to it in
          ---------------------
Section 2.1.

         "Tax" and "Taxes" shall have the meanings ascribed to it in Section
          ---       -----
3.15(e).

         "Tax Returns" shall have the meaning ascribed to it in Section 3.15(a).
          -----------

         "Third Party" shall have the meaning ascribed to it in Section 5.4(a).
          -----------

         "Transaction Expenses" shall mean all legal and accounting fees and
          --------------------
expenses incurred by or on behalf of the Company in connection with the Transactions and the preparation, execution and delivery of this Agreement, it being expressly understood that "Transaction Expenses" shall not include amounts due to SoundView Financial Group arising out of their agreement with the Company dated as of June 25, 1998.

         "Transactions" shall have the meaning ascribed to it in the Recitals to
          ------------
the Agreement.

         "Voting Agreements" shall have the meaning ascribed to it in the
          -----------------
Recitals to the Agreement.

                                   ANNEX II

                            CONDITIONS TO THE OFFER


         Capitalized terms used in this Annex II shall have the meanings assigned to them in the Agreement to which it is attached (the "Merger
                                                                ------
Agreement").
---------
         Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) Newco's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), Newco shall not be required to accept for payment or pay for any Shares, and may delay the acceptance for payment of or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if:

         (1) at or prior to the expiration date of the Offer, the number of Shares validly tendered and not withdrawn, together with any Shares then owned by Parent or Newco, shall not satisfy the Minimum Condition or the Revised Minimum Number; or

         (2) at or prior to the expiration date of the Offer, (i) any waiting period under the HSR Act applicable to the purchase of shares of Company Common Stock pursuant to the Offer shall not have expired or been terminated or (ii) all requirements of any applicable foreign competition and antitrust statutes and regulations to the consummation of the Offer shall not have been satisfied, including approval by the FCO pursuant to the AARC;

         (3) immediately prior to the expiration date of the Offer, the Transaction Expenses (as defined in the Merger Agreement) shall be in excess of $250,000, as calculated by a schedule delivered by the Company to Newco (i) identifying and disclosing any and all actual Transaction Expenses as of the date of such schedule and (ii) identifying and providing reasonable estimates of any and all other Transaction Expenses following the date of such schedule; or

         (4) at any time prior to acceptance for payment of or payment for Shares, any of the following events or conditions shall occur or exist:

               (a) There shall have been instituted or be pending any action or proceeding by any Governmental Authority, whether or not having the force of law: (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by Newco, Parent or any affiliate of Parent or the consummation by Newco or Parent of any other Transaction, or seeking to obtain damages in connection with any Transaction; (ii) seeking to restrain or prohibit Parent's or Newco's full rights of ownership or operation (or that of Parent's subsidiaries or affiliates) of any material portion of the business or assets of the Company, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any portion of the business or assets of the Company or of Parent or any of its subsidiaries; (iii) seeking to impose material limitations on the ability of Parent or any of its Subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's shareholders; (iv) seeking to require divestiture by Parent or any of its subsidiaries of any Shares; or (v) that otherwise, in the judgment of Parent or Newco, may materially adversely affect the Company, any of the subsidiaries or Parent or any of its subsidiaries; or

               (b) there shall have been any action taken or any statute, rule, regulation, judgment, administrative interpretation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to Parent or Newco or any subsidiary or affiliate of Parent, the Company or any of its subsidiaries or the Offer, the acceptance for payment of or payment for any Shares, the Merger or any other Transaction, by any Governmental Authority (other than the application of the routine waiting period provisions of the HSR Act), that has, directly or indirectly, resulted, or is reasonably likely to, directly or indirectly, result in any of the consequences referred to in paragraph (a) above; or

               (c) an event shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect; or

               (d) there shall have occurred and be continuing as of the Effective Time (i) any general suspension of trading in securities on the New York Stock Exchange or the Nasdaq National Market, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any limitation (whether or not mandatory) which is material to the Transactions on the extension of credit by lending institutions in the United States or the Federal Republic of Germany
         (iii) a commencement of a war, armed hostilities or other national or international crisis directly involving the United States or the Federal Republic of Germany or otherwise having a significant adverse effect on the functioning of the financial markets in the United States or the Federal Republic of Germany, (iv) any significant change in the United States or German currency exchange rates or suspension of the markets therefor (whether or not mandatory) or the imposition of, or any significant change in, any currency or exchange control laws in the United States or the Federal Republic of Germany which change or suspension is material to the Transactions, or (v) any limitation by any Governmental Authority that is likely to materially and adversely affect the financing of the Offer or the Merger; or

               (e) it shall have been publicly disclosed or Parent or Newco shall have otherwise learned that any Third Party shall have entered into a definitive agreement or an agreement in principle with respect to an Alternative Transaction; or

               (f) the Company Board (i) shall have withdrawn, or modified or changed in a manner adverse to Parent or Newco (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, the Merger Agreement or the Merger, (ii) shall have recommended an Alternative Transaction, or (iii) upon request of the Parent or Newco, shall have failed to reaffirm such approval or recommendation or shall have resolved to do any of the foregoing; or

               (g) the Company shall have breached or failed to perform in any material respect any of its covenants or agreements under the Merger Agreement. The representations and warranties of the Company set forth in the Merger Agreement, the Common Stock Option or the Stock Option Agreement shall not be true in any respect when made or at the Effective Time as if made at and as of such time (other than representations and warranties which by their terms address matters only as of a certain date, which shall be true as of such date), and in either case the effect thereof shall have had or could reasonably be expected to have a Material Adverse Effect on the Company; or

               (h) the Merger Agreement shall have been terminated in accordance with its terms or amended in accordance with its terms to provide for such termination or amendment of the Offer.

         The foregoing conditions are for the sole benefit of Parent and Newco and may be asserted or waived by Parent or Newco, regardless of the circumstances giving rise to any such condition, in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Newco at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time.